UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2005

PPOL,INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	000-50065	95-4436774
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification
organization)		Number)

1 City Boulevard West, Suite 820
Orange, California		92868
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 937-3211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER LISTING

PPOL, Inc. (the “Company”) has not filed its annual report on Form 10-K for the fiscal year ended March 31, 2005 which was originally due to be filed on June 29, 2005 and subsequently due to be filed on July 14, 2005 based upon an extension of time to file which was submitted to the Securities and Exchange Commission (“SEC”) on June 30, 2005.  The Company is currently completing its annual audit for the year ended March 31, 2005 after which it intends to file Form 10-K with the SEC.

The Company has been trading under the appended ticker symbol of “PPLCE” since approximately July 17, 2005 to denote the failure to file the annual report on Form 10-K.  The OTCBB generally allows a company 30 days to regain compliance with its periodic SEC filings after which it may remove a company’s ticker symbol from the OTC Bulletin Board and thus halt trading due to lack of currently available information.

On August 17, 2005, the Company contacted the OTCBB Filings Department of the National Association of Securities Dealers to discuss the Company’s SEC reporting status.  A hearing was granted regarding the decision to remove the Company from the OTC Bulletin Board.  The hearing is scheduled for September 1, 2005 at which time it is expected to render a decision on whether or not the Company has made current and complete periodic filings with the SEC at that time. No action will be taken to remove the Company’s securities from the OTCBB before the hearing panel renders its decision.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 22, 2005

PPOL, Inc.

By:	/S/ Richard H. Izumi
Richard H. Izumi
Chief Financial Officer and Secretary